UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018
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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)
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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12.b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2018, Cimpress N.V. and Cimpress Investments B.V., a wholly owned subsidiary of Cimpress N.V. (collectively, "Cimpress"), entered into an Employment Agreement with Cornelis David Arends, Cimpress' Executive Vice President and President, Upload and Print Businesses. Under the Employment Agreement, the parties agree as follows, effective January 1, 2019:

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Mr. Arends will have the title of Senior Vice President, Upload and Print and will work on a 50% part-time basis until September 30, 2022, after which his working time will decrease to zero hours per week. In this role, he will be responsible for overseeing the Druck.at, Easyflyer, Printdeal, and WIRmachenDRUCK businesses in Cimpress' Upload and Print portfolio, subject to Cimpress' right to change Mr. Arends' title and role from time to time.

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Cimpress will pay Mr. Arends an annual base salary of 2,250,000 Euros proportionally reduced based on his working time (i.e., 50% of that amount until September 30, 2022 and 0% of that amount thereafter).

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Mr. Arends will not be eligible for any long-term incentive awards and waives the right to participate in any applicable collective pension schemes within Cimpress. Cimpress agrees to pay Mr. Arends a pension allowance equal to the voluntary pension contributions Cimpress would otherwise pay on an annual basis under the pension scheme applicable to Mr. Arends.

•	Cimpress will bear the cost of a fully furnished and serviced accommodation in Paris, France for Mr. Arends' use throughout his employment, subject to a cap of 15,000 Euros per month.

In connection with the changes to Mr. Arends' role, Paolo Roatta, who is currently the Managing Director of Pixartprinting, has been promoted to Senior Vice President, Upload and Print, and will expand his responsibilities to include two other businesses within the Upload and Print portfolio: Exaprint and Tradeprint.

The foregoing is not a complete description of the parties’ rights and obligations under the Employment Agreement and is qualified by reference to the full text and terms of such agreement, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
No.	Description
10.1	Employment Agreement dated December 20, 2018 among Cornelis David Arends, Cimpress Investments B.V., and Cimpress N.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 27, 2018        Cimpress N.V.

By:	/s/ Matthew F. Walsh
Matthew F. Walsh
Vice President and General Counsel